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                                                                    Exhibit 99.1



                 Analyst Contact:              Media Contact:
                 John D. Sanford               William J. Plunkett
                 (630) 572-8803                (630) 572-8898


                COURT DENIES  PRELIMINARY INJUNCTION AGAINST WMX
                          "DUTCH AUCTION" TENDER OFFER

Oak Brook, Illinois, April 22, 1997 -- WMX Technologies, Inc. today announced that the Court of Chancery in and for New Castle County, Delaware refused to grant a preliminary injunction against WMX's completion of its on-going "Dutch auction" tender offer. The injunction had been requested in an asserted class-action lawsuit filed against the Company and its Board of Directors, which also seeks damages and attorney fees for, among other things, alleged non-disclosures of information in the Company's offer to purchase shares from its stockholders. In denying the request to stop the "Dutch auction" tender offer, the Chancery Court, based on the record before it, declined to find that the offer omitted material information as alleged in the lawsuit. The Company's tender offer is continuing and is currently scheduled to expire on April 28.